                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      KULICKE AND SOFFA INDUSTRIES, INC.
- - -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- - -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[_]    $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

          ---------------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act \ Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount Previously Paid:

            -------------------------------------------------------------------

       2)   Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------

       3)   Filing Party:

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       4)   Date Filed:

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/1/  Set forth the amount on which the filing fee is calculated and state how it was determined.

                                Kulicke & Soffa
               [Logo]           Industries, Inc.
                 2101 Blair Mill Road, Willow Grove, PA 19090

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               February 14, 1995
                          ---------------------------

               The Annual Meeting of Shareholders of Kulicke and Soffa Industries, Inc. (the "Company") will be held on Tuesday, February 14, 1995, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:


               1. Election of directors;

               2. Approval of 1994 Employee Stock Option Plan;

               3. Appointment of Price Waterhouse as the Company's independent accountants for the year ending September 30, 1995; and

               4. Transaction of such other business as may properly come before the meeting.

               The Board of Directors has fixed the close of business on December 16, 1994 as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the meeting.

               All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors
                              SUSAN WATERS
                              Assistant Secretary

January 10, 1995

                                Kulicke & Soffa
               [Logo]           Industries, Inc.
                 2101 Blair Mill Road, Willow Grove, PA 19090


                        --------------------------------

                                PROXY STATEMENT
                        --------------------------------

                                                                January 10, 1995


     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Assistant Secretary of the Company.

     The Board of Directors has fixed the close of business on December 16, 1994 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 8,273,468 Common Shares outstanding. Each such share is entitled to one vote on all matters to be presented to the meeting, except that cumulative voting is permitted in the election of directors. See "ELECTION OF DIRECTORS." This proxy statement is being mailed on or about January 10, 1995.

     The only persons or groups of persons shown by the latest Company's records to own of record, or by Securities and Exchange Commission ("SEC") records to own beneficially, more than 5% of the outstanding Common Shares of the Company are as follows:


                                                    Number of    Percent of
Name and Address                                      Shares        Class
- - ----------------                                    ---------    ----------

FMR Corp. and related persons...................    1,129,595        13.6%
82 Devonshire Street
Boston, MA  02109

State Street Research & Management Company......      481,300         5.8%
One Financial Center, 30th Floor
Boston, MA  02111-2690

                             ELECTION OF DIRECTORS

          The Board of Directors currently consists of seven directors, divided into three classes of two directors each and one class of one director. The Board intends to cause Messrs. James W. Bagley and C. Scott Kulicke, the members of the class whose terms expire at the 1995 Annual Meeting, to be nominated for re-election at the 1995 Annual Meeting to serve until the 1999 Annual Meeting and until their successors have been duly elected and have qualified. Each shareholder who so chooses may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected (i.e., two) and cast the whole number of votes for one candidate or distribute them among some or all candidates. The proxy agents reserve the right to vote the proxies cumulatively, if necessary, in order that one or both of Messrs. Bagley and Kulicke will be re-elected to the Board of Directors. If either of the nominees should be unavailable at the time of the election, the persons named in the proxy may vote the proxies for such other persons as they may choose, unless the Board of Directors reduces the number of the directors to be elected.

          Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the annual meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

          The following table provides certain information concerning Messrs. Bagley and Kulicke, the persons whose terms as directors will continue after the Annual Meeting, and the executive officers named in the Summary Compensation Table, including their ages and principal occupations, as of December 1, 1994.


                                          Present  Common Shares
                                Director   Term    Beneficially Owned
Name, Age and Occupation         Since    Expires  On December 1, 1994
- - ------------------------------  --------  -------  --------------------
                                                   Number            Percent
                                                   ------            -------

James W. Bagley (55),             1993     1995      0                  0%
 Vice Chairman, Chief Operating
 Officer and Director of
 Applied Materials, Inc., a
 producer of wafer fabrication
 systems for the semiconductor
 industry and manufacturer of
 other technological systems.
 Director of Megatest Corp.,
 a manufacturer of automatic
 test equipment for the
 integrated circuit industry,
 and Tencor Instruments, a
 manufacturer of wafer defect
 inspection and metrology
 systems.




                                          Present  Common Shares
                                Director   Term    Beneficially Owned
Name, Age and Occupation         Since    Expires  On December 1, 1994
- - ------------------------------  --------  -------  --------------------
                                                   Number            Percent
                                                   ------            -------


C. Scott Kulicke (45),            1975     1995    296,982/(1)(2)/     3.47%
 Chairman of the Board and
 Chief Executive Officer
 of the Company.

Frederick W. Kulicke, Jr.         1956     1996      4,000/(1)/        /(3)/
 (76), retired co-founder
 of the Company, Co-Chairman
 of the Board of Directors
 and senior executive
 officer from the Company's
 incorporation until 1980.
 Father of C. Scott Kulicke.

John A. O'Steen (50),             1988     1998     10,500/(4)/        /(3)/
 Chairman and Chief Executive
 Officer of Cinmar, L.P., a
 mail order catalog company
 since 1991.  Formerly,
 President, Chief Executive
 Officer and a director
 of Cincinnati Microwave,
 Inc., a manufacturer of
 electronic products.

Allison F. Page (71),             1962     1997     11,760/(1)(5)/     /(3)/
 retired partner in the
 Philadelphia law firm
 of Pepper, Hamilton &
 Scheetz.

MacDonell Roehm, Jr. (55),        1984     1998     11,000/(4)/        /(3)/
 Chairman, President and Chief
 Executive Officer of Bill's
 Dollar Stores, Inc., a chain
 of retail convenience stores,
 since 1994. Formerly, Managing
 Director of AEA Investors, Inc.,
 a private investment firm.




                                          Present  Common Shares
                                Director   Term    Beneficially Owned
Name, Age and Occupation         Since    Expires  On December 1, 1994
- - ------------------------------  --------  -------  --------------------
                                                   Number            Percent
                                                   ------            -------

C. William Zadel (51),            1989     1997      7,500/(5)/      /(3)/
 President and Chief
 Executive Officer of
 Ciba-Corning Diagnostics
 Corp., a manufacturer and
 distributor of medical
 diagnostic products.

Herbert D. Benjamin (41),          --       --      11,326/(6)/      /(3)/
 Vice President, Sales and
 Customer Support of the
 Company.

Morton K. Perchick (57),           --       --       4,600/(7)/      /(3)/
 Senior Vice President
 and General Manager
 of the Company.

Clifford G. Sprague (51),          --       --      14,003/(8)/      /(3)/
 Senior Vice President
 and Chief Financial
 Officer of the Company.

Walter E. Von Seggern (54),        --       --       6,429/(9)/      /(3)/
 Vice President, Engineering
 of the Company.

All directors and executive
officers as a
group (16 persons)                 --       --     393,246/(1)(10)/  4.55%
- - ----------------------

(1) Includes 4,000 shares held by a trust of which Messrs. C. Scott Kulicke, Frederick W. Kulicke, Jr. and Allison F. Page are three of the five trustees.
(2)  Includes 44,300 shares subject to options that are currently exercisable.
(3)  Less than 1.0%.
(4)  Includes 10,000 shares subject to options that are currently exercisable.
(5)  Includes 7,500 shares subject to options that are currently exercisable.
(6)  Includes 6,540 shares subject to options that are currently exercisable.
(7)  Includes 4,110 shares subject to options that are currently exercisable.
(8)  Includes 8,120 shares subject to options that are currently exercisable.
(9)  Includes 2,980 shares subject to options that are currently exercisable.
(10) Includes 117,240 shares subject to options that are currently exercisable.

                        1994 EMPLOYEE STOCK OPTION PLAN

          The Company's Board of Directors believes that it is important to provide officers and other key employees with equity incentives in the form of stock options to align their interests more closely with the interests of other shareholders. The Company intends to make increased use of stock options. See "Compensation Committee Report on Executive Compensation - Equity Incentive." Since no further options may be granted under the Company's 1980 and 1983 option plans and only 78,710 shares remained available for option grants as of December 1, 1994 under the Company's 1988 Plan, on December 13, 1994, the Board adopted, subject to shareholder approval, the Kulicke and Soffa Industries, Inc. 1994 Employee Stock Option Plan (the "Plan").

          The text of the Plan is attached as Appendix A to this Proxy Statement. The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan.

          Under the Plan, 850,000 Common Shares are reserved (subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company) for the granting of incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") (ISOs and NQSOs are collectively referred to as "Options"). Key employees of the Company and its subsidiaries are eligible to participate in the Plan. A "Key Employee" is an officer or employee who occupies a responsible executive, professional, managerial or administrative position and who the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") believes has the capacity to contribute to the success of the Company and its subsidiaries. No individual may be granted Options for more than 300,000 Common Shares under the Plan. As of the date of this Proxy Statement, no Options have been granted under the Plan.

          The Plan will be administered by the Compensation Committee, which is presently comprised of Messrs. John A. O'Steen, Chairman, James W. Bagley and C. William Zadel. The Committee is authorized, subject to the terms of the Plan, to select Key Employees to be granted Options, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options.

          Options granted under the Plan must have an exercise price of not less than the fair market value of the Common Shares on the date of grant and may not extend for more than ten years, subject to more stringent limitations in the case of an optionee who is a 10% or greater shareholder. Options are exercisable in such installments as the Compensation Committee may determine, but not earlier than 12 months from the date of grant except under specified circumstances. On December 30, 1994, the last reported sale price of the Company's Common Shares on the NASDAQ National Market was $21.00.

          Upon the termination of an optionee's employment for any reason other than death, disability or cause, Options held by an optionee may be exercised, to the extent exercisable on the date of termination (or to the greater extent permitted by the Compensation Committee), until the earlier of the expiration date in the Option or three months after the date of termination of employment. If an optionee's employment terminates because of death or disability, the three-month period is extended to twelve months under most circumstances. If the Key Employee is terminated due to cause (which includes termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned), all Options held by the Key Employee will terminate concurrently upon receipt by the optionee of his or her notice of termination due to cause.

          The exercise price of Options may be paid in cash or its equivalent, or, if permitted by the Compensation Committee, in whole or in part by the delivery of other Common Shares owned by the Key

Employee, provided that if such Common Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") on the date of exercise, or if such Common Shares were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Key Employee for a period of more than 12 months on the date of exercise.

          ISOs are also subject to certain additional terms and conditions required by the Code. To the extent that the fair market value (determined as of the date of the option grant) with respect to which ISOs are exercisable for the first time in any one year as to any optionee exceeds $100,000, such option shall be treated as a NQSO for tax purposes.

          On a change in control of the Company (as defined in Section 8 of the Plan), all Options become fully vested and exercisable. In the event of certain corporate reorganizations which do not constitute changes in control, each outstanding Option will be assumed by the surviving or successor corporation unless the Compensation Committee, upon advance notice, terminates all or a portion of the outstanding Options, in which case the Options will become fully vested and exercisable until termination.

          The Plan became effective (subject to shareholder approval) on December 13, 1994, and terminates on December 12, 2004. The Board of Directors of the Company may amend, suspend or discontinue the Plan, and the Committee may amend any Options, at any time, provided that without the affirmative vote of holders of a majority of the Common Shares present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company, no such action may be taken to (a) materially increase the benefits accruing to directors and officers under the Plan, (b) materially increase the number of Common Shares which may be issued to directors and officers under the Plan, (c) materially modify the requirements as to eligibility for directors and officers to participate in the Plan, (d) with respect to ISOs, change the class of employees eligible to participate in the Plan, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan (except as permitted under the Plan with respect to capital adjustments), or extend the duration of the Plan, or (e) enact any amendment which would require shareholder approval pursuant to Proposed Treasury Regulation (S) 1.162.27(e)(4)(vi).

Tax Treatment

          If an option is treated as an ISO, the optionee will recognize no U.S. federal taxable income upon grant or exercise of the Option unless the alternative minimum tax rules apply. Upon an optionee's sale of the Common Shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the Option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the Common Shares prior to the expiration of the above holding period, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the Common Shares at the exercise date or the sale price of the Common Shares. Any gain or loss recognized on such a disposition of the Common Shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

          An optionee will not recognize any U.S. federal taxable income at the time the optionee is granted an NQSO. However, upon exercise of the Option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the

Common Shares over the exercise price, and the Company will be entitled to a deduction at the time of exercise. If the Company complies with the applicable income tax withholding requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Shares have been held for more than one year.

          Different rules for measuring ordinary income may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

          The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of Options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Accounting Treatment

          Under existing generally accepted accounting principles, the granting of a stock option, whether an ISO or an NQSO, exercisable at the fair market value of the Company's stock on the date of grant has no impact on the Company's reported earnings. The Financial Accounting Standards Board ("FASB") proposed a revision to generally accepted accounting principles that would have required companies to deduct from their earnings the value of stock options granted to employees even if the exercise price of those options was the fair market value of the Company's stock on the option grant date. The proposal was controversial, and the FASB has recently announced that it will revise its proposal to require disclosure of the value of stock option grants in notes to financial statements and to encourage (but not require) reflecting that value as an expense in computing net income. It is unclear whether or when the revised FASB proposal will be adopted and, if it is adopted, what the prescribed method of valuing options would be.


Approval of Shareholders

          The affirmative vote of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at the Meeting is necessary for approval of the Plan. Abstentions will have the same legal effect as a vote against this proposal, but specific directions not to cast a vote will have no legal effect. If the Plan is not so approved, the Plan and any Options granted under it will be null and void.

          The Board of Directors recommends that the shareholders approve the 1994 Employee Stock Option Plan. The Board of Directors believes that the Plan is an important tool for the Company in its efforts to attract and retain talented employees.


                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          In the absence of instructions to the contrary, proxies will be voted in favor of the reappointment of Price Waterhouse as independent accountants of the Company to serve until the next Annual Meeting of Shareholders. The election of independent accountants by the shareholders is not required by law or by the Company's By-laws. Traditionally, the Company has submitted this matter to the shareholders and believes that it is good practice to continue to do so. A majority of the votes cast in favor of the election of Price Waterhouse is necessary to approve this matter. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the election. If a majority of the votes cast on this matter are not cast in favor of the election of Price Waterhouse, the Company will appoint other independent accountants as soon as is practical and before the close of the 1995 fiscal year.

          A representative of Price Waterhouse is expected to be present at the Annual Meeting to make a statement if desired and will be available to respond to any appropriate questions.


                            ADDITIONAL INFORMATION

Summary Compensation Table

          The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four most highly compensated executive officers of the Corporation for the fiscal year ended September 30, 1994 ("Fiscal 1994"), as well as the compensation paid to each such individual for the Company's previous two fiscal years ("Fiscal 1993" and "Fiscal 1992," respectively).


                                                            Annual                      Long Term
                                                         Compensation                  Compensation
                                                 ------------------------------        ------------

                                                                                          Awards      All
                                                                           Other          ------     Other
                                                                           Annual                    Compen-
      Name and                         Fiscal  Salary       Bonus          Compen-        Options    sation
  Principal Position                    Year    ($)        ($)/(1)/        sation($)/(2)/ (#)/(3)/   ($)/(4)/
- - --------------------------------------------------------------------------------------------------------------
C. Scott Kulicke                        1994  $240,000   $  50,000          $3,277          5,000  $   3,571
 Chairman of the Board and              1993   220,000     180,000           1,831          4,600      3,531
 Chief Executive Officer                1992   220,000           -           2,004          4,600      3,493

Morton K. Perchick                      1994  $172,500   $  27,000          $4,543          3,900  $   1,349
 Senior Vice President and              1993   160,000      89,000           2,980          3,300      1,309
 General Manager                        1992   146,847           -           3,143          3,100      1,165

Clifford G. Sprague                     1994  $150,000   $  25,000          $3,807          3,300  $   1,349
 Senior Vice President and              1993   136,000      75,700           2,977          2,800      1,149
 Chief Financial Officer                1992   125,386           -           2,983          2,600      1,043

Walter E. Von Seggern/(5)/              1994  $140,000   $  14,500          $4,630          2,700  $     830
 Vice President, Engineering            1993   130,000      54,900             860          6,100    103,111
                                        1992    12,500           -               -              -        867

Herbert D. Benjamin                     1994  $135,673   $  16,000          $3,657          2,500  $   1,349
 Vice President, Sales and              1993   122,500      51,700           3,105          2,600      1,083
 Customer Support                       1992   120,000           -           3,249          2,500          -

     (1) These amounts represent incentive payments to the named executive officers as participants in the Company's Executive Incentive Compensation Plan (with respect to the fiscal year indicated). See "Compensation Committee Report on Executive Compensation" herein.

     (2) These amounts represent reimbursement for taxes paid by the named executive officers on Company-provided automobiles, as well as an automobile allowance paid to Mr. Benjamin.

     (3) The amounts listed for Mr. Von Seggern in Fiscal 1993 include options granted in connection with his acceptance of employment with the Company.

     (4) Amount indicated for Mr. Kulicke for Fiscal 1994 includes the Company's matching contribution to the 401(k) Incentive Savings Plan, and $2,222 of forgiveness of interest and principal on a loan made by the Company pursuant to a 1978 loan program which was established to permit certain officers of the Company to purchase Common Shares. This column also includes for Fiscal 1994 the Company's matching contribution to the 401(k) Incentive Savings Plan with respect to Messrs. Perchick, Sprague, Von Seggern and Benjamin.

     (5) Mr. Von Seggern joined the Company on August 24, 1992. The last column for Fiscal 1993 for Mr. Von Seggern includes relocation benefits paid to him in connection with his joining the Company.


Stock Options

     Pursuant to the Company's 1988 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (the "1988 Employee Plan"), ISOs designed to qualify under Section 422A of the Internal Revenue Code and NQSOs to purchase up to an aggregate of 500,000 shares of the Company's Common Shares may be issued by the Company to officers and employees who are expected to make significant contributions to the long-term success of the Company. The 1988 Employee Plan is administered by a committee of the Board, currently the Compensation Committee, which recommends to the Board the persons to whom options will be granted, the number of option shares, the exercise price, the date of grant and the term of options granted under the 1988 Employee Plan. The 1988 Employee Plan requires that, in the case of ISOs, the exercise price may not be less than 100% of the fair market value of the Company's Common Shares on the date of grant. Options may be exercised in such installments and on such dates as the Board may specify. Options automatically terminate upon the termination of an optionee's employment for cause. If an optionee dies, options held which are then exercisable are exercisable by the optionee's executor or administrator for one year following death. If an optionee ceases to be employed by the Company other than for cause or because of death, options held which are then exercisable remain exercisable for three months following termination of employment.

     The Company also had two Employee Incentive Stock Options Plans meeting the requirements of Section 422A of the Code, the "1980 Plan" and the "1983 Plan." No further options may be granted under the 1980 Plan or the 1983 Plan. Options to purchase the Company's Common Shares under the 1980 plan were granted to certain key employees and officers of the Company and its subsidiaries at 100% of the market price of the shares on the date of grant. Options under the 1980 Plan are exercisable at such time or times before the tenth anniversary of the date of grant as the Board of Directors determined when granting the options. The terms of the 1983 Plan are essentially the same as the 1980 Plan except that the persons eligible to receive options were only such senior executive officers of the Company as were expected to make significant contributions to the long-term success of the Company. Options under the 1983 Plan are exercisable at such time or times after the first and before the tenth anniversary of the date of grant as the Board of Directors determined when granting the options.

     See "1994 Employee Stock Option Plan" for a description of a new stock option plan that has been adopted subject to shareholder approval.

Stock Option Tables

     The following tables provide information with respect to stock option grants by the Company to the named executive officers in Fiscal 1994, and the number of unexercised options and the value of unexercised in-the-money options at the Fiscal 1994 year-end, respectively.

                       Option Grants in Last Fiscal Year

                                              Individual Grants                 Potential Realizable Value
                                   ----------------------------------------     at Assumed Annual Rates of
                                     % of Total                                Stock Price Appreciation for
                                   Options Granted   Exercise                       Option Term/ (2)/
                         Options   to Employees in     Price    Expiration     ----------------------------
          Name           Granted   Fiscal Year/(1)/  Per Share     Date              5%            10%
- - ------------------------------------------------------------------------------------------------------------
C. Scott Kulicke          5,000        9.56%        $23.125       10-13-03        $72,716       $184,276
Morton K. Perchick        3,900        7.46%        $23.125       10-13-03        $56,720       $143,737
Clifford G. Sprague       3,300        6.31%        $23.125       10-13-03        $47,994       $121,624
Walter E. Von Seggern     2,700        5.16%        $23.125       10-13-03        $39,268       $ 99,511
Herbert D. Benjamin       2,500        4.78%        $23.125       10-13-03        $36,359       $ 92,140

  (1) The Company granted options to employees to purchase a total of 52,300 shares during Fiscal 1994.
  (2) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                             Number of Unexercised    Value of Unexercised
                                                               Options at Fiscal      In-the-Money Options
                                                                   Year-End         at Fiscal Year-End/(2)/
                            Shares                           ---------------------  ------------------------
                          Acquired on                        Exercis-   Unexercis-  Exercis-      Unexercis-
         Name              Exercise    Value Realized /(1)/    able       able        able          able
- - ------------------------------------------------------------------------------------------------------------
C. Scott Kulicke.......             -             -           41,680      13,540     $304,903      $85,350
Morton K. Perchick.....        27,355       123,839            2,070      10,200     $ 18,033      $63,143
Clifford G. Sprague....         7,000        33,875            6,300       8,900     $ 58,295      $56,205
Walter E. Von Seggern..             -             -            1,220       7,580     $ 12,810      $51,240
Herbert D. Benjamin....             -             -            4,520       8,080     $ 47,585      $58,528

  (1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

 (2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Shares on September 30, 1994 was $16.25 per share.


Pension Plan Table

     Retirement benefits under the Company's pension plan, which covers all full-time employees in the United States, are based on length of service and average compensation in the three calendar years preceding retirement, with normal retirement at age 65. The following table shows the annual benefits under the Company's qualified pension plan upon normal retirement at age 65 to persons in specified salary classifications, assuming election of payment in the form of an annuity for the employee's life. Amounts set forth in the table are subject to a reduction allowing for social security benefits paid for by the Company.

             Annual Benefit Assuming Years of Service As Indicated


Remuneration/(1)/                10 Years  20 Years  30 Years  40 Years
- - -----------------                --------  --------  --------  --------

$120,000.......................   $18,748   $37,496  $ 56,244  $ 65,678
 160,000.......................    25,605    51,210    76,816    89,618
 235,840/(2)/..................    38,606    77,213   115,819   118,800/(3)/

- - -------------------

(1) Average annual cash compensation during the last three calendar years prior to retirement, which includes amounts not included in the above Summary Compensation Table, such as certain personal benefits.
(2) Represents the maximum annual compensation limit under which annual benefits could be computed in Fiscal 1994. Effective in Fiscal 1995, such amount is reduced to $150,000.
(3)  Represents the maximum annual benefit which may be paid.

     The estimated credited years of service under the pension plan for the persons listed in the compensation table were as follows: Mr. C. Scott Kulicke, 22 years; Mr. Perchick, 15 years; Mr. Sprague, 6 years; Mr. Von Seggern, 2 years and Mr. Benjamin, 4 years.


Termination of Employment Agreements

     The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the Agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months' base salary or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements are all currently scheduled to expire on December 31, 1997 unless extended. The following officers named in the summary compensation table are parties to Termination of Employment Agreements providing for payment of the following number of months' base salary: C. Scott Kulicke, 30 months, Morton K. Perchick, 18 months; Walter E. Von Seggern, 18 months; Clifford G. Sprague, 18 months; and Herbert D. Benjamin, 18 months.


Incentive Savings Plan

     The Company has an incentive savings plan for employees, designed to comply with Section 401(k) of the Internal Revenue Code. All employees over 21 years of age with one year or more of service are eligible to participate. Participants may authorize contributions to the plan of up to 6% of their compensation plus, in the case of non-highly compensated employees, up to an additional 4% of their compensation. The plan limits, as required by provisions of the Internal Revenue Code, the amounts which may be contributed to the plan by the highest paid participants in the plan. At the end of each plan year, the Company matches the contribution by paying into the plan, either in cash or by contribution of Company Common Shares, 15% of each participant's contributions up to 6% during that plan year. Participants are immediately fully vested in the amounts in their plan accounts.


Board Matters

     The Company has standing Audit and Compensation Committees. There is no standing nominating committee.

     The Audit Committee, comprised of Messrs. MacDonell Roehm, Jr., Chairman, Frederick W. Kulicke, Jr. and Allison F. Page, met twice during Fiscal 1994. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Company; review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and review with the independent accountants matters relating to the Company's system of internal controls.

     The Compensation Committee, comprised of Messrs. John A. O'Steen, Chairman, James W. Bagley and C. William Zadel, met five times during Fiscal 1994. The principal duties of the Compensation Committee are to recommend compensation arrangements for the executive officers and senior managers of the Company and to administer the Company's stock option plans.

     In Fiscal 1994, the Board of Directors met five times. Directors who are not officers of the Company received a quarterly retainer of $2,000 plus $1,500 per meeting attended thereafter. All of the incumbent directors attended at least 75% of Board and applicable committee meetings in Fiscal 1994.

     Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the Company's 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the "Director Plan"). Pursuant to the Director Plan, options to purchase 2,500 Common Shares are automatically granted to each eligible director on the last day of each February on which the Company's shares are publicly traded in each of the years 1990 through 1998 at an exercise price equal to 100% of the fair market value of the Company's Common Shares on the date of grant. Options granted under the Director Plan become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Company's Board of Directors, comprised entirely of outside directors, is responsible for approving compensation arrangements for the officers and senior managers of the Company.

     The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of corporate and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company.

     The Company's Executive Incentive Compensation Plan is currently comprised of three components: base salary; cash incentive; and equity incentive in the form of stock options. There are approximately 45 participants in the plan.


Target Total Cash Compensation

     Target total cash compensation for each executive is established based on marketplace data. For this purpose, in 1994 the Company utilized principally the median data for companies with sales between $100 million and $200 million as reported by nationwide participants in the Alexander & Alexander Consulting Group/Radford Associates' 1994 Management Compensation Report. Participants in that nationwide survey are not limited to the companies included in the peer group established to compare shareholder returns in the performance graph included below because the Compensation Committee believes that the Company's competitors for executive talent are not limited to that peer group.

Base Salary and Cash Incentive

     Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. The higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 23% to 36% of targeted total cash compensation (32% to 67% of base salary) for the named executive officers.

     In 1994, the cash incentive portion of the compensation of participants in the Executive Incentive Compensation Plan was made dependent on achievement of specified operating profit margins. Because of intense competition in the industry in 1994, after the Plan objectives were established the Company made a strategic decision to preserve or increase market share at the expense, if necessary, of profit margin. As a result, the formula applicable under the Executive Compensation Incentive Plan for 1994 did not produce an incentive payment. Nevertheless, the Compensation Committee awarded an aggregate of $249,100 in incentive payments to 1994 participants (approximately 27% of the payments that would have been made to all persons who were participants in the Plan at the beginning of Fiscal 1994 had the

100% achievement levels been met by such persons) in light of the Company's success in implementing its strategy.

Equity Incentive

     The Company grants stock options annually to all participants in the Executive Incentive Compensation Plan. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market's assessment of the Company's performance. The number of options granted to each participant is generally determined on the basis of a percentage of base salary that varies depending on the participant's level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company's success from the commencement of their employment.

     A 1994 survey conducted by The Wyatt Company among members of the American Electronics Association with sales in the $100 million to $499 million range demonstrated that the Company's historical rate of granting stock options to its employees is significantly below the rate of its peers. In Fiscal 1994, option grants to Company employees amounted to 0.6% of the Company's outstanding Common Shares compared to an average rate of 4.6% for members of the association. As a consequence, the Board of Directors, on the recommendation of the Compensation Committee, increased to 2.25% the percentage of its outstanding shares intended to be granted in the aggregate in Fiscal 1995 and anticipates granting options at higher than historic rates in the future. In this connection, the Board has approved, subject to shareholder approval, the adoption of the Kulicke and Soffa Industries, Inc. 1994 Employee Stock Option Plan.

Chief Executive Officer Compensation

     The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. The Chief Executive Officer's base salary had remained unchanged from Fiscal 1991 to Fiscal 1993 despite growth by the Company and increases in base salaries among executives of comparably sized companies. Accordingly, following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's performance, the Compensation Committee recommended, and the Board of Directors approved, an increase in the annual salary of the Chief Executive Officer from $220,000 to $240,000 for Fiscal 1994. As is the case of the other participants in the 1994 Executive Incentive Compensation Plan, the Chief Executive Officer received a discretionary cash incentive payment of $50,000 for Fiscal 1994 based on the considerations described in "Base Salary and Cash Incentive" above.


                          THE COMPENSATION COMMITTEE

                           JOHN A. O'STEEN, CHAIRMAN
                                JAMES W. BAGLEY
                               C. WILLIAM ZADEL

Performance Graph

     The graph set forth below compares, for Fiscal 1990 through Fiscal 1994, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the NASDAQ Stock Market-US Index and of a peer group selected by the Company. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer and customer relationships. The peer group is composed of Advanced Semiconductor Materials International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA Instruments Corp., Lam Research Corp., LTX Corp., Novellus Systems, Inc., Silicon Valley Group, Inc., Teradyne Inc. and Varian Associates, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1990 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. The closing market price of the Company's Common Stock as of September 30, 1994 was $16.25.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

                             [GRAPH APPEARS HERE]

                   1989       1990       1991       1992       1993       1994
KULICKE & SOFFA     100         66         82         65        371        210
 INDUSTRIES

NASDAQ STOCK        100         74        117        131        172        172
 MARKET-US

PEER GROUP          100         79        104        126        297        387

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders desire to have included in the Company's Proxy Statement for the Annual Meeting in 1996 pursuant to Securities Exchange Act Regulation 14a-8 must be received by the Company on or before September 12, 1995.


                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telegraph or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

     Although the Company knows of no business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority with respect to any other matters which may come before the meeting.



                                     By Order of the Board of Directors
                                     SUSAN WATERS
                                     Assistant Secretary

                                                                      APPENDIX A
                                                                      ----------

                      KULICKE AND SOFFA INDUSTRIES, INC.

                     1994 EMPLOYEE INCENTIVE STOCK OPTION
                      AND NON-QUALIFIED STOCK OPTION PLAN
                      -----------------------------------


                                   SECTION 1
                                    Purpose
                                    -------

    This KULICKE AND SOFFA INDUSTRIES, INC. 1994 EMPLOYEE STOCK OPTION PLAN ("Plan") is intended to provide a means whereby KULICKE AND SOFFA INDUSTRIES, INC. ("Company") and any Subsidiary (as hereinafter defined) may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to officers and other Key Employees (as defined in Section 3), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Subsidiary.

    As used in the Plan, the term "incentive stock options" ("ISOs") means Options which qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code"), at the time they are granted and which are either designated as ISOs in the Grant Letters (as hereinafter defined) covering such Options or which are designated as ISOs by the Committee (as defined in Section 2 hereof) at the time of grant. The term "non-qualified stock options" ("NQSOs") means all other Options granted under the Plan. The term "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code or any similar provision hereafter enacted.


                                   SECTION 2
                                Administration
                                --------------

    The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist of not less than two (2) directors of the Company who are not employees of the Company, who meet all of the other qualifications set forth in this paragraph, and who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board").
Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Except for grants under the 1988 Non-Qualified Stock Option Plan for Non-Officer Directors, as amended, and except as otherwise permitted under section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations thereunder, no member of the Committee shall have been granted Options pursuant to the Plan or options or equity securities (within the meaning of Rule 16a-1(d) under the Exchange Act) pursuant to any other plan of the Company or of any of its affiliates, as defined in or under the Exchange Act, at any time during the period commencing with the date which is one year prior to the date the member's service on the Committee began and ending on the date which is one day after the date on which the member's service on the Committee ceased. Each member of the Committee shall also be an "outside director" within the meaning of Proposed Treasury Regulation (S) 1.162-27(e)(3), or any successor thereto, under the Code.

    The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the persons to be granted ISOs and NQSOs under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                   SECTION 3
                                  Eligibility
                                  -----------

    The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Subsidiary. A "Key Employee" is an officer or other employee who occupies a responsible executive, professional, managerial or administrative position and who the Committee believes has the capacity to contribute to the long-term success of the Company and its Subsidiaries. More than one Option may be granted to a Key Employee under the Plan.


                                   SECTION 4
                                     Stock
                                     -----

    The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 850,000 shares, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time. Any Common Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.

    Notwithstanding anything in this Plan to the contrary, no Key Employee shall receive Options for more than 300,000 Common Shares under the Plan. If an Option is cancelled, the Common Shares covered by the cancelled Option shall be counted against such maximum number of shares for which Options may be granted to a single Key Employee. If the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a single Key Employee.

                                   SECTION 5
                                 Annual Limit
                                 ------------

    (a)   ISOs.  The aggregate Fair Market Value (determined as of the date the
          ----
ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or any parent corporation (within the meaning of section 424(e) of the Code ("Parent")) or Subsidiary) shall not exceed $100,000. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

          (1) The quoted closing price, if there is a market for and there are sales of Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

          (2) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Common Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

          (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

          (4) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          Where the Fair Market Value of Common Shares is determined under (2) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treasury
                ----
Regulation (S) 20.2031-2(b)(1), or any successor thereto, under the Code.

    (b)   Options Over Annual Limit.  If an Option intended as an ISO is granted
          -------------------------
to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as a NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

    (c)   NQSOs. The annual limit set forth above for ISOs shall not apply to
          -----
NQSOs.


                                   SECTION 6
                                    Options
                                    -------

    (a)   Granting of Options.  From time to time until the expiration or
          -------------------
earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted, subject to the limitations of the Plan; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem (i.e., a Key Employee's exercise of an ISO shall not affect his or her right to
 ----
exercise an NQSO, and vice versa). The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the Grant Letter (as defined below) shall provide that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

    (b)   Terms and Conditions of Options.  The Options granted pursuant to the
          -------------------------------
Plan shall specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include ex pressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

          (1) Number of Shares.  A statement of the number of Common Shares to
              ----------------
which the Option pertains.

          (2) Price.  A statement of the Option exercise price, which shall be
              -----
determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% (110% in the case of an ISO granted to a more than 10% shareholder as provided in Subsection (9) below) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

          (3)  Term.
               ----

               (A) ISOs.  Subject to earlier termination as provided in
                   ----
Subsections (5), (6) and (7) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in (9) below) from the date of grant.

               (B) NQSOs.  Subject to earlier termination as provided in
                   -----
Subsections (5), (6) and (7) below, the term of each NQSO shall be not more than 10 years from the date of grant.

          (4)  Exercise.
               --------

               (A) General.  Options shall be exercisable in such installments
                   -------
and on such dates, commencing not less than 12 months from the date of grant, as the Committee may specify, provided that:

                   (i) In the case of new Options granted to a Key Employee in replacement for options (whether granted under this Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                   (ii) The Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

               Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Options may not be exercised in installments of less than 25 shares, unless such Option is exhausted upon its exercise. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

               (B) Manner of Payment.  The Option price shall be payable:
                   -----------------

                   (i)  In cash or its equivalent;

                   (ii) In the case of an ISO, if the Committee, in its discretion, causes the Grant Letter so to provide and in the case of an NQSO if the Committee, in its discretion, so determines at or prior to the time of exercise, in Common Shares previously acquired by the Key Employee, provided that if such shares were acquired through the exercise of an ISO granted under this Plan or any other plan of the Company and are used to pay the Option exercise price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Common Shares were acquired through exercise of an NQSO or ISO granted under this Plan or any other plan of the Company and are used to pay the Option exercise price of an NQSO, such shares have been held by the Key Employee for a period of more than 12 months on the date of exercise; or

                   (iii) In the discretion of the Committee, in any combination of (i) and (ii) above.

          In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

          (5) Termination of Employment.  If a Key Employee's employment by the
              -------------------------
Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, or Cause (as hereinafter defined), such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

               (A) The expiration date specified in such Option; or

               (B) Three months after the date of such termination of employment.

          If a Key Employee's employment by the Company (and Subsidiaries) is terminated for Cause, all Options held by the Key Employee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment has been terminated. For purposes of this Plan, termination for Cause shall include termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned.

          (6) Exercise upon Disability of Key Employee.  If a Key Employee shall
              ----------------------------------------
become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

               (A) The expiration date specified in such Option; or

               (B) One year after the date of such termination of employment.

          In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

          (7) Exercise upon Death of Key Employee.  If a Key Employee shall die
              -----------------------------------
during his or her employment and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earliest of:

               (A) The expiration date fixed for his or her Option;

               (B) The expiration of the period determined under Subsections (5) and (6) above; or

               (C) In the case of an ISO, three (3) months following termination of employment;

his or her Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                    (i) The expiration date specified in such Option; or

                    (ii) One year after the date of death.

          (8) Rights as a Shareholder.  A Key Employee shall have no rights as a
              -----------------------
shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

          (9) Ten Percent Shareholder.  If the Key Employee owns more than 10%
              -----------------------
of the total combined voting power of all shares of stock of the Company or of a Subsidiary or Parent at the time an ISO is granted to such Key Employee, the Option exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years after the date the ISO is granted. The conditions set forth in this Subsection
(9) shall not apply to NQSOs.

    (c) Grant Letters.  Options granted under the Plan shall be evidenced by
        -------------
written documents ("Grant Letters") in such form as the Committee shall, from time to time, approve, which Grant Letters shall contain such provisions, not inconsistent with the provisions of the Plan, for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan, for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Grant Letters shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall be bound by the terms of the Grant Letter.


                                   SECTION 7
                              Capital Adjustments
                              -------------------

    The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

    In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination.

    The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs which are to remain ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code unless the Option holder consents to such change.


                                   SECTION 8
                               Change in Control
                               -----------------

    All Options shall become fully vested and exercisable upon a Change in Control of the Company. "Change in Control" shall mean any of the following events:

    (a) An acquisition (other than directly from the Company of any voting securities of the Company ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act)
of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

    (b) The individuals who, as of December 13, 1994, are members of the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of December 13, 1994; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

    (c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

    (d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.


                                   SECTION 9
                    Amendment or Discontinuance of the Plan
                    ---------------------------------------

    At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options, in any respect whatsoever, except that the following amendments shall require the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company:

    (a)   Any amendment which would:

          (1) Materially increase the benefits accruing to directors and officers, within the meaning of Rule 16a-1(f) under the Exchange Act (hereinafter referred to as "Officers"), under the Plan;

          (2) Materially increase the number of Common Shares which may be issued to directors and Officers under the Plan; or

          (3) Materially modify the requirements as to eligibility for directors and Officers to participate in the Plan;

    (b) With respect to ISOs, any amendment which would:

          (1) Change the class of employees eligible to participate in the Plan;

          (2) Except as permitted under Section 7 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

          (3) Extend the duration of the Plan under Section 10 hereof with respect to any ISOs granted hereunder; and

    (c) Any amendment which would require shareholder approval pursuant to Proposed Treasury Regulation (S) 1.162-27(e)(4)(vi), or any successor thereto.

    Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.


                                  SECTION 10
                              Termination of Plan
                              -------------------

    Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on December 12, 2004, which date is within ten years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on December 12, 2004 which by their terms extend beyond such date.


                                  SECTION 11
                             Shareholder Approval
                             --------------------

    This Plan shall become effective on December 13, 1994 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the affirmative vote of the holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

                                  SECTION 12
                                 Miscellaneous
                                 -------------

    (a) Governing Law.  The Plan and the Grant Letters entered into, and the
        -------------
Options granted thereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees under, the Plan, the Grant Letters, and the Options shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

    (b) Rights.  Neither the adoption of the Plan nor any action of the Board or
        ------
the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Plan and the Grant Letter.

    Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Grant Letter with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

    (c) No Obligation to Exercise Option.  The granting of an Option shall
        --------------------------------
impose no obligation upon a Key Employee to exercise such Option.

    (d) Non-Transferability.  No Option shall be assignable or transferable by
        -------------------
the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If a Key Employee is married at the time of exercise of an Option and if the Key Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

    (e) Withholding and Use of Shares to Satisfy Tax Obligations.  The
        --------------------------------------------------------
obligation of the Company to deliver Common Shares to a Key Employee pursuant to any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

    In order to satisfy the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Key Employee recognizes ordinary income with respect to such exercise) ("Determination Date"). An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Company may not withhold shares in excess of the number necessary to satisfy the minimum required federal income tax withholding requirements. In the event Common Shares acquired under the exercise of an ISO, granted under this Plan or any other plan of the Company, are used to satisfy such withholding requirement, such Common Shares must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such Common Shares were acquired through exercise of an NQSO, granted under the Plan or any other plan of the Company, such option must have been granted to the Key Employee at least six (6) months prior to the Determination Date.

    (f) Listing and Registration of Shares.  Each Option shall be subject to the
        ----------------------------------
requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                       KULICKE AND SOFFA INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Clifford G. Sprague, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Kulicke and Soffa Industries, Inc. (the "Company") called for February 14, 1995 and at any adjournment thereof.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                          (Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.



1.  ELECTION OF DIRECTORS

Nominees:  James W. Bagley; C. Scott Kulicke

       FOR            WITHHOLD AUTHORITY   (INSTRUCTION:  To withhold authority
All nominees listed     To vote for all    to vote for any individual nominee,
                        nominees listed    write that nominee's name in the
                                           space provided below)
       [_]                   [_]

                                           ____________________________________
                                           By signing this Proxy, authority is
                                           given to cumulate votes in the
                                           discretion of the Proxies for less
                                           than all nominees listed.

2.  Approval of 1994 Employee Stock
    Option Plan.

    FOR      AGAINST    ABSTAIN

    [_]        [_]        [_]

3. Appointment of Price Waterhouse as independent public accountants for the Company for the year ending September 30, 1995.

    FOR      AGAINST    ABSTAIN

    [_]        [_]        [_]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   You are urged to sign and return this proxy so that you may be sure that your shares will be voted.


   Dated_________________________________, 1995


   ______________________________________
          Signature of Shareholder

   ______________________________________
          Signature of Shareholder

   Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.